Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-109902 on Form S-3 of our report dated March 14, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002), relating to the consolidated financial statements and financial statement schedule of Primus Telecommunications Group, Incorporated and subsidiaries and our report dated March 14, 2005 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Primus Telecommunications Group, Incorporated and subsidiaries for the year ended December 31, 2004, and to the references to us under the headings “Selected Financial Data” and “Experts” in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP

McLean, Virginia

April 19, 2005